Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 21, 2004 relating to the financial statements of Agere Systems Inc., which appears in Agere Systems Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004.
/s/ PricewaterhouseCoopers LLP
New York, NY
August 10, 2005